PROSPECTUS AND			PRICING SUPPLEMENT NO. 20
PROSPECTUS SUPPLEMENT,		Effective at 2:30 PM ET
each dated September 3, 1996	April 30, 1997
CUSIP: 24422EHR3			Commission File No.: 333-10561
					Filed pursuant to Rule 424(b)(3)


		U.S. $338,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15,
commencing on September 15, 1997, and at Maturity

PRINCIPAL AMOUNT:                   $25,000,000

DATE OF ISSUE:				May 5, 1997

MATURITY DATE:				May 5, 2000

INTEREST RATE:				6.70% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			J. P. Morgan Securities Inc.
                                    has purchased the Senior Notes as
                                    principal at a price of 99.972% of
                                    the aggregate principal amount of
                                    the Senior Notes.




J. P. Morgan Securities Inc.
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